ASSIGNMENT AGREEMENT

This Assignment Agreement (this "Assignment") is executed and effective as of the 28th day of April, 2017 by and among ("Assignee") and CBC Settlement Funding, LLC ("Assignor").

RECITALS:

WHEREAS, Assignor wishes to sell and assign to Assignee, and Assignee wishes to purchase from Assignor, the rights of Assignor to the Receivables Payments (as defined herein) and the rights under the Receivables Documents (as defined herein) (collectively, the "Purchased Assets"), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS:

1. Assignment. For good and valuable consideration, including, but not limited to, the Assignee's payment of the Purchase Price (as defined below), Assignor hereby grants, assigns, transfers, conveys and sets over unto Assignee all of Assignor's right, title and interest in, to and under the Purchased Assets, including, but not limited to, all rights to ownership of the Receivables Payments and the right to direct payment of the future Receivables Payments called for by the Receivables Documents, as well as any other right, title and interest (if any) of Assignor under the Receivables Documents, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance ("Encumbrance").

2. Purchase Price. The aggregate purchase price for the Purchased Assets is the amount set forth on Exhibit A attached hereto (the "Purchase Price"). Assignee shall pay the Purchase Price to Assignor at the Closing (as defined below) in cash.

3. Definitions.

"Receivables" means the receivables set forth on Exhibit B attached hereto.

"Receivables Payments" shall mean the payment rights due pursuant to the terms of an annuity contract and payable under the Receivables listed on Exhibit B attached hereto.

"Receivables Documents" means, with respect to the Receivables and Receivables Payments, all agreements related to the Receivables and Receivables Payments including, but not limited to, any court orders, purchase agreements, judgments, proof of payments or contracts and agreements with any annuitant.

"Receivables File" means the Receivables Documents and Receivables Payments related to a particular Receivable.

4. Closing and Closing Deliverables.

a. The closing of the transaction contemplated by this Assignment (the "Closing") shall take place simultaneously with the execution of this Assignment on the date of this Assignment (the "Closing Date").

b. At the Closing, Assignor shall deliver to Assignee: (i) a certificate of the Secretary or Assistant Secretary (or equivalent officer) of Assignor certifying as to (A) the resolutions of Assignor, duly adopted and in effect, which authorize the execution, delivery and performance of this Assignment and the transactions contemplated hereby, and (B) the names and signatures of the officers of Assignor authorized to sign this Assignment and the documents to be delivered hereunder; (ii) a good standing certificate for Assignor issued by its state of formation; and (iv) electronic copies of all Receivables Documents.

c. Within seven (7) days of the Closing Date, Assignor shall provide to Assignee a signed letter of notification dated as of the Closing Date, with respect to each Receivable, in form and substance reasonably acceptable to both parties, advising the related Annuity Issuer and/or Annuity Obligor that such Receivable had been transferred. Assignee, at Assignee's expense, shall mail such letters upon such schedule as it may determine. After the Closing Date, the parties shall take such other reasonable steps as may be necessary or appropriate to effectuate the transfer of the Receivables to the Assignee.

5. Examination of Receivable Files.

a. Prior to the Closing Date, Assignor shall make the Receivables Files available to Assignee for examination. By proceeding to closing, Assignee acknowledges that it was afforded the opportunity to conduct due diligence with respect to the Receivables, that it is satisfied with the results of its due diligence, and that it waives any claim or remedy, and releases Assignor from any liability, with respect to any matter it discovered, or with reasonable diligence could have discovered, while conducting such due diligence, unless otherwise specifically agreed to in writing by both Assignor and Assignee.

b. In the event that subsequent to the Closing Date, Assignee, reasonably determines that a Receivable fails to meet the criteria set forth in this Agreement in a manner that materially and adversely affects the collectability of the related Receivable, Assignee shall so notify Assignor in writing on or before July 28, 2017, and Assignor may, but shall not be required to, use its reasonable efforts to cure such failure in all material respects prior to August 8, 2017. If Assignor elects not to pursue a cure of such failure, or if such failure cannot be or is not cured prior to August 8, 2017, then, Assignee, at Assignee's sole and exclusive discretion, shall have the option to require Assignor to remedy such failure by providing Assignee with a replacement Receivable (the "Replacement Remedy"). Assignee may exercise this Replacement Remedy by written notice received by Assignor at any time up to and including August 31, 2017. In the event that Assignee determines to exercise the Replacement Remedy, the parties shall cooperate in good faith to reconvey the subject Receivable or Receivables to Assignor, including notifying any related payor or obligor that all payments with respect thereto are to be made to Assignor. Any payments

received by Assignee with respect to a replaced Receivable after the date of reconveyance shall be the property of Assignor, shall be received by Assignee in trust for Assignor, and shall be promptly forwarded to Assignor by Assignee.

c. Assignee's failure to obtain an Annuity Issuer and/or Annuity Obligor's consent to the transfer of any Receivable from the Assignor to Assignee shall not be considered to materially and adversely affect the collectability of such Receivable. For the sake of clarity, an Annuity Issuer and/or Annuity Obligor's failure to consent to the transfer of any Receivable shall not permit Assignee to exercise the Replacement Remedy.

6. Representations and Warranties of Assignor. Assignor represents and warrants to Assignee that the statements contained in this Section 6 are true and correct as of the date hereof.

a. Assignor is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware. Assignor has full power and authority to enter into this Assignment and any documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Assignor of this Assignment and any documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Assignor. This Assignment and the documents to be delivered hereunder have been duly executed and delivered by Assignor, and (assuming due authorization, execution and delivery by Assignee) this Assignment and the documents to be delivered hereunder constitute legal, valid and binding obligations of Assignor, enforceable against Assignor in accordance with their respective terms.

b. The execution, delivery and performance by Assignor of this Assignment and any documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (i) violate or conflict with the certificate of formation, operating agreement or other organizational documents of Assignor; (ii) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Assignor or the Purchased Assets; (iii) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Assignor is a party or to which any of the Purchased Assets are subject; or (iv) result in the creation or imposition of any Encumbrance on the Purchased Assets. No consent, approval, waiver or authorization is required to be obtained by Assignor from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Assignor of this Assignment and the consummation of the transactions contemplated hereby.

c. Assignor owns and has good title to the Purchased Assets, free and clear of encumbrances.

d. Each Receivables Document is valid and binding on Assignor in accordance with its terms and is in full force and effect. None of Assignor or, to Assignor's knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Receivables Document. No

event or circumstance has occurred that, with or without notice or lapse of time or both, would constitute an event of default under any Receivables Document or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of benefit thereunder. Complete and correct copies of each Receivables Document have been made available to Assignee. There are no disputes pending or threatened under any Receivables Document.

e. Assignor has complied, and is now complying, with all applicable federal, state and local laws and regulations applicable to ownership and use of the Purchased Assets.

f. There is no claim, action, suit, proceeding or governmental investigation ("Action") of any nature pending or, to Assignor's knowledge, threatened against or by Assignor (i) relating to or affecting the Purchased Assets; or (ii) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Assignment. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

g. To the best of Assignor's knowledge, information and belief, the transactions contemplated by the Receivables Documents and as approved by any court of competent jurisdiction were conducted in accordance with all applicable federal, state and local laws and regulations thereunder, and specifically in compliance with any and all applicable structured settlement payment transfer acts.

h. Assignor has not previously entered into any assignment and assumption agreements with any third parties relating to the Purchased Assets, and other than as specifically contemplated herein, there is no outstanding or current option, assignment, pledge or sale of any share of Assignor's interest in the Purchased Assets or Receivables Documents, in favor of any person or entity.

i. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Assignment based upon arrangements made by or on behalf of Assignor.

j. No representation or warranty by Assignor in this Assignment and no statement contained in any certificate or other document furnished or to be furnished to Assignee pursuant to this Assignment contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

7. Survival; Indemnification.

a. All representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall survive the Closing.

b. Assignor shall defend, indemnify and hold harmless Assignee, its affiliates and their respective members, managers, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including reasonable

attorneys' fees and disbursements, arising from or relating to: (i) any inaccuracy in or breach of any of the representations or warranties of Assignor contained in this Assignment; (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Assignor pursuant to this Assignment; or (iii) any third party claim based upon, resulting from or arising out of actions or omissions related to the Purchased Assets prior to the Closing Date.

c. The rights and remedies provided in this Section 7 are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

8. Servicing: Payments Received after Closing.

a. The parties hereby acknowledge that the Receivables Payments are currently received by Assignor to one or more accounts owned by Assignor (the "Assignor Lockbox Account") and that such payments will continue to be received by Assignor to the Assignor Lockbox Account for a period of time following the Closing.

b. Within sixty (60) days of Closing, Assignor shall reasonably assist Assignee to cause the Receivables Payments to be directed, sent and transferred to an account owned and controlled by Assignee (the "Assignee Lockbox Account").

c. All Receivables Payments received by Assignor following the Closing shall be held in trust by Assignor for the benefit of Assignee. Assignor shall provide to Assignee a weekly report of all Receivables Payments received by Assignor during the prior week. Within three (3) days of receipt, Assignor shall transfer and deliver all Receivables Payments to the Assignee Lockbox Account.

d. If any Receivables Payment is not received by Assignor within three (3) days of its due date, Assignor shall immediately provide written notice thereof to Assignee.

e. Assignor shall make no effort to redirect the Receivables Payments to any person, entity or account other than the Assignee Lockbox Account. Assignor hereby grants to Assignee a security interest in and to all Receivables Payments received by Assignor in the Assignor Lockbox Account or any other account owned by Assignor.

9. Acknowledgement. With regard to the transactions contemplated herein, the parties hereto each acknowledge: (i) that each party and its counsel have reviewed and revised this Assignment; (ii) that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Assignment or any amendments or exhibits hereto; (iii) that neither party has received from the other any accounting, tax, legal or other advice; and (iv) that each party has relied solely upon the advice of its own accounting, tax, legal and other advisors.

10. Payment to Date. Assignor represents and warrants to Assignee that all Receivables Payments which have come due and payable under the terms of the Receivables Documents have been made in accordance with the terms of the Receivables Documents through the date of this

Assignment. Assignor further represents and warrants that it is not a party to any, and to the best of its knowledge there is no, action or proceeding instituted or threatened to restrain, prohibit, declare invalid or seek other relief with respect to the Receivables Documents or the transactions contemplated in this Assignment.

11. Confidentiality. From and after the Closing, Assignor shall, and shall cause their affiliates to, hold, and shall use their reasonable best efforts to cause their respective members, shareholders, managers, directors, officers and employees (collectively, the "Representatives") to hold, in confidence any and all information, whether written or oral, concerning this Assignment and the Purchased Assets, except to the extent that Assignor can show that such information (a) is generally available to and known by the public through no fault of Assignor, any of its affiliates or its respective Representatives; or (b) is lawfully acquired by Assignor, any of its affiliates or its respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Assignor or any of its affiliates or its respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of law, Assignor disclose only that portion of such information which Assignor is advised by its counsel in writing is legally required to be disclosed.

12. Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Assignment.

13. Entire Agreement. This Assignment contains the entire agreement of the parties hereto with respect to the subject matter hereof. No modification, waiver, release, rescission, or amendment of any provision of this Assignment shall be made except by a written instrument signed by each of the parties hereto.

14. Binding Effect. This Assignment shall bind and benefit the Assignor, Assignee, and their respective legal representatives, successors and/or assigns.

15. Severability. Should any provision of this Assignment or the application thereof to any person or circumstance be held to be to any extent unenforceable or invalid under or contrary to the laws of the United States or under any other applicable local, state or federal law, regulation, rule or order then the parties hereto agree that such provision shall be deemed to be modified for purposes of performance of this Assignment in such jurisdiction to the extent necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the parties hereto, then such provision shall be severed therefrom for purposes of performance of this Assignment in such jurisdiction. The validity of the remaining provisions of this Assignment shall not be affected by such modification or severance except that if any severance materially alters the intentions of the parties hereto as expressed in this Assignment (a modification being permitted only if there is no material alteration), then the parties hereto shall use their best reasonable efforts to agree to the appropriate equitable amendments to this Assignment in light of such severance. If any term or provision of this Assignment is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining terms and

provisions of this Assignment shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Any such finding of unenforceability or invalidity in any given jurisdiction shall not prevent the enforcement of said provision or any other jurisdiction to the maximum extent permitted by applicable law.

16. Choice of Law. This Assignment shall be governed and construed by and in accordance with the laws of the State of Delaware. Any legal suit, action or proceeding arising out of or based upon this Assignment or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Delaware in each case located in the city of Wilmington, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

17. Sections Headings. Section headings contained in this Assignment are inserted for convenience or reference only, shall not be deemed to be part of this Assignment for any purpose and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

18. Specific Performance. The parties agree that irreparable damage would occur if any provision of this Assignment were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

19. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS ASSIGNMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURE PAGE TO FOLLOW]

EXECUTED to be effective as of the date set forth above.

ASSIGNEE:

By:

ASSIGNOR:

CBC SETTLEMENT FUNDING, LLC

By: ______________________

Name: RYAN SULLIVAN

Title: CEO

Exhibit A

"Purchase Price" means $7,722,404.83